PROSPECTUS SUPPLEMENT NO. 8                     FILED PURSUANT TO RULE 424(b)(3)


TO PROSPECTUS DATED JULY 9, 1998            REGISTRATION STATEMENT NO. 333-51873

                            FLEETWOOD CAPITAL TRUST
                   6% CONVERTIBLE TRUST PREFERRED SECURITIES
       (LIQUIDATION AMOUNT $50 PER CONVERTIBLE TRUST PREFERRED SECURITY)
 GUARANTEED TO THE EXTENT SET FORTH IN THE PROSPECTUS BY, AND CONVERTIBLE INTO
                                COMMON STOCK OF,
                          FLEETWOOD ENTERPRISES, INC.
                                 --------------

    THE FOLLOWING INFORMATION SUPPLEMENTS, AND MUST BE READ IN CONNECTION WITH, THE INFORMATION CONTAINED IN THE PROSPECTUS, DATED JULY 9, 1998, OF FLEETWOOD CAPITAL TRUST AND FLEETWOOD ENTERPRISES, INC. THIS PROSPECTUS SUPPLEMENT MUST BE DELIVERED WITH A COPY OF THE PROSPECTUS. THE CAPITALIZED TERMS THAT ARE USED IN THIS PROSPECTUS SUPPLEMENT, BUT NOT OTHERWISE DEFINED, ARE DEFINED IN THE PROSPECTUS

    THE FOLLOWING INFORMATION COMPLETELY REPLACES THE INFORMATION PROVIDED IN THE PROSPECTUS UNDER THE CAPTION "SELLING SECURITYHOLDERS."
                            ------------------------

                            SELLING SECURITYHOLDERS


    The following table sets forth, as of October 15, 2000:


    - the number of Preferred Securities beneficially owned and offered by each Selling Securityholder;

    - the percentage of Preferred Securities beneficially owned and offered by each Selling Securityholder;

    - the number of shares of Fleetwood Enterprises, Inc. common stock owned by each Selling Securityholder prior to the conversion of the Preferred Securities; and

    - the number of shares of Fleetwood Enterprises, Inc. common stock issuable upon conversion of the Preferred Securities.

The Securities may be sold from time to time by the Selling Securityholders under this prospectus.


                                         NUMBER OF                     NUMBER OF SHARES     NUMBER OF SHARES
                                         PREFERRED      PERCENT OF       OF FLEETWOOD         OF FLEETWOOD
                                         SECURITIES        TOTAL      ENTERPRISES, INC.    ENTERPRISES, INC.
                                        BENEFICIALLY    OUTSTANDING      COMMON STOCK         COMMON STOCK
                                         OWNED AND       PREFERRED      OWNED PRIOR TO       ISSUABLE UPON
       SELLING SECURITYHOLDERS         OFFERED HEREBY   SECURITIES        CONVERSION         CONVERSION (1)
-------------------------------------  --------------   -----------   ------------------   ------------------
Alpine Associates....................       45,700        *                --                     46,900
Alpine Partners, L.P.................        4,300        *                --                      4,412
American Pioneer Life Insurance
 Co..................................          500        *                --                        513
American Progressive Life & Health
 Ins. Co. Of New York................          500        *                --                        513
American Public Entity Excess Pool...          500        *                --                        513
American Republic Insurance Company..        7,000        *                --                      7,183
Argent Classic Convertible Arbitrage
 Fund (Bermuda) L.P..................       35,700        *                --                     36,637


                                                        (CONTINUED ON NEXT PAGE)
                            ------------------------


           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS DECEMBER 4, 2000

                                         NUMBER OF                    NUMBER OF SHARES    NUMBER OF SHARES
                                         PREFERRED      PERCENT OF      OF FLEETWOOD        OF FLEETWOOD
                                         SECURITIES        TOTAL      ENTERPRISES, INC.   ENTERPRISES, INC.
                                        BENEFICIALLY    OUTSTANDING     COMMON STOCK        COMMON STOCK
                                         OWNED AND       PREFERRED     OWNED PRIOR TO       ISSUABLE UPON
       SELLING SECURITYHOLDERS         OFFERED HEREBY   SECURITIES       CONVERSION        CONVERSION (1)
-------------------------------------  --------------   -----------   -----------------   -----------------
Argent Classic Convertible Arbitrage
 Fund L.P............................       16,800          1              --                   17,241
Arkansas PERS........................       14,400          *              --                   14,778
Associated Electric & Gas Insurance
 Services Limited....................       20,000          *              --                   20,525
BCS Life Insurance Company...........        4,000          *              --                    4,105
BNP Arbitrage SNC....................        3,000          *                3,120               3,078
Capital Market Transactions, Inc.....      127,500          2              --                  130,849
Catholic Mutual Relief Society of
 America.............................        3,500          *              --                    3,591
Catholic Mutual Relief Society
 Retirement Plan & Trust.............        2,000          *              --                    2,052
Catholic Relief Insurance Company of
 America.............................        3,000          *              --                    3,078
Chicago Mutual Insurance Company.....          400          *              --                      410
Chrysler Insurance Company...........       30,000          *              --                   30,788
Combined Insurance Company of
 America.............................       12,700          *              --                   13,033
Commonwealth Dealers Life Insurance..        1,000          *              --                    1,026
David Lipscomb University General
 Endowment...........................          300          *              --                      307
Dean Witter Convertible Securities
 Trust...............................       50,000          *              --                   51,313
Equi-Select Ser Growth & Income
 Fund................................       45,000          *              --                   46,182
Equitable Life Assurance Separate
 Account - Balanced..................          600          *              --                      615
Equitable Life Assurance Separate
 Account Convertibles................       11,200          *              --                   11,494
Finance Factors Limited..............        5,200          *              --                    5,336
First Mercury Syndicate..............        2,000          *              --                    2,052
Flag Investors Value Builder Fund....       40,000          *              --                   41,050
Frontier Insurance Company...........        5,000          *              --                    5,131
Guarantee Trust Life Insurance Co....        7,000          *              --                    5,131
Guaranty Income Life Ins. Company....        5,000          *              --                    7,183
Highmark Convertible Securities
 Fund................................       10,000          *              --                   10,262
HSBC Securities Inc..................       42,000          *              --                   43,103
Hudson River Trust Balanced
 Account.............................        6,100          *              --                    6,260
Hudson River Trust Growth & Income
 Account.............................        9,300          *              --                    9,544
Hudson River Trust Growth
 Investors...........................        5,000          *              --                    5,131
ICI American Holdings Trust..........        3,900          *              --                    4,002
Integrity Mutual Insurance Company...        2,000          *              --                    2,052
Jefferies & Co.......................       55,000          *              --                   56,444
JP Morgan Securities Incorporated....       13,100          *              --                   13,444

                                         NUMBER OF                    NUMBER OF SHARES    NUMBER OF SHARES
                                         PREFERRED      PERCENT OF      OF FLEETWOOD        OF FLEETWOOD
                                         SECURITIES        TOTAL      ENTERPRISES, INC.   ENTERPRISES, INC.
                                        BENEFICIALLY    OUTSTANDING     COMMON STOCK        COMMON STOCK
                                         OWNED AND       PREFERRED     OWNED PRIOR TO       ISSUABLE UPON
       SELLING SECURITYHOLDERS         OFFERED HEREBY   SECURITIES       CONVERSION        CONVERSION (1)
-------------------------------------  --------------   -----------   -----------------   -----------------
Key Asset Management, Inc. as
 Investment Manager for the Potlatch-
 First Trust Co of St. Paul..........        2,400          *              --                    2,463
Key Asset Management, Inc. as Agent
 for the Key Tr. Convertible Sec.
 Fd..................................        1,448          *              --                    1,486
Key Asset Management, Inc. as Agent
 for the Field Fdn of Illinois.......          300          *              --                      307
Key Asset Management, Inc. as Agent
 F/B/O Agent for Omnova Solutions....          325         --              --                      333
Key Asset Management, Inc. as Agent
 F/B/O Agent for Aerojet Inc. Fdn....          175         --              --                      180
Key Asset Management, Inc. as Agent
 for the Charitable Sec. Fd..........        4,952          *              --                    5,082
Key Asset Management, Inc. as
 Investment Manager for the Health
 Foundation of Greater Cincinnati....        9,100          *              --                    9,339
Lehman Brothers Inc. ................       40,000          *              --                   41,050
Liberty View Plus Fund...............       10,000          *              --                   10,262
Lord Abbett & Co.....................        3,200          *              --                    3,284
Lord Abbett Bond - Debenture
 Fund, Inc...........................       95,800          1              --                   98,316
Memphis Light, Gas & Water Retirement
 Fund................................        5,800          *              --                    5,952
Merrill Lynch Convertible Fund,
 Inc.................................       25,000          *              --                   25,656
Merrill Lynch ECS Convertible
 Securities Portfolio................        5,000          *              --                    5,131
Merrill Lynch, Pierce, Fenner & Smith
 Inc.................................       70,000          1              --                   71,838
Merrill Lynch World Income Fund,
 Inc.................................       10,000          *              --                   10,262
Michigan Mutual Insurance Company....       20,000          *              --                   20,525
Midwest Security Life................        2,000          *              --                    2,052
Morgan Stanley Dean Witter...........       10,000          *              --                   10,262
Morgan Stanley & Co..................       25,000         --              --                   25,656**
NationsBanc Montgomery Securities
 LLC.................................       30,000          *                3,100               5,131
New Castle Mutual Ins. Co............          500          *              --                      513
Oppenheimer Convertible Securities
 Fund................................      100,000          1              --                  102,627
Ozark National Life Ins. Co..........        9,000          *              --                    9,236
Park Avenue Life.....................        8,000          *              --                    8,210
PHICO Insurance Co...................        2,800          *              --                    2,873
Phoenix Home Life General Account....        4,200          *              --                    4,310
Police and Firemen's Insurance
 Assn................................          700          *              --                      718
PRIM Board...........................       20,500          *              --                   21,038
Reassurance Company of Hannover......        3,500          *              --                    3,591



**  beneficially owned as of November 28, 2000

                                         NUMBER OF                    NUMBER OF SHARES    NUMBER OF SHARES
                                         PREFERRED      PERCENT OF      OF FLEETWOOD        OF FLEETWOOD
                                         SECURITIES        TOTAL      ENTERPRISES, INC.   ENTERPRISES, INC.
                                        BENEFICIALLY    OUTSTANDING     COMMON STOCK        COMMON STOCK
                                         OWNED AND       PREFERRED     OWNED PRIOR TO       ISSUABLE UPON
       SELLING SECURITYHOLDERS         OFFERED HEREBY   SECURITIES       CONVERSION        CONVERSION (1)
-------------------------------------  --------------   -----------   -----------------   -----------------
Reserve Convertible Securities
 Fund................................        7,500          *              --                    7,697
Salomon Smith Barney Inc.............       15,000          *              --                   15,394
State of Delaware PERS...............        9,300          *              --                    9,544
Texas Builders Insurance Company.....        1,500          *              --                    1,539
The Frist Foundation.................        1,500          *              --                    1,539
The Guardian Life Insurance Company
 of America..........................      358,000          6              --                  367,404
The Guardian Master Pension Trust....       12,000          *              --                   12,315
Washington International Insurance
 Co..................................        2,200          *              --                    2,257
Wisconsin Mutual Ins. Co.............        2,000          *              --                    2,052
Zeneca Holdings Trust................        3,900          *              --                    4,002


------------------------

*   Less than one percent.

(1) The number of shares of Fleetwood Enterprises, Inc. common stock issuable upon conversion of the Preferred Securities and offered under this prospectus was determined using the initial conversion rate of 1.02627 shares of Fleetwood Enterprises, Inc. common stock for each Preferred Security.

    Unless otherwise indicated, none of the Selling Securityholders has, or within the past three years has had, any position, office or other material relationship with Fleetwood Enterprises, Inc., Fleetwood Capital Trust or any of their affiliates. Because the Selling Securityholders may, under this prospectus, sell all or some portion of the Preferred Securities, no estimate can be given as to the amount of the Securities that will be held by the Selling Securityholders after the sales have been completed. In addition, the Selling Securityholders identified above may have sold, transferred or otherwise disposed of all or a portion of their Securities after the date on which they provided the information regarding their Securities. See "Plan of Distribution."

    The Preferred Securities were originally issued by Fleetwood Capital Trust in a private placement on February 10, 1998 to an initial purchaser. The Preferred Securities were subsequently sold by the initial purchaser, in transactions exempt from the registration requirements of the Securities Act of 1933, to persons reasonably believed by the initial purchaser to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act of 1933) or to "accredited investors."

    Generally, only Selling Securityholders identified in the foregoing table may sell Securities under the Registration Statement, of which this prospectus forms a part. Fleetwood Enterprises, Inc. and Fleetwood Capital Trust may from time to time include additional Selling Securityholders in supplements or amendments to this prospectus.